Exhibit 10.48

GENERAL RELEASE AGREEMENT

This General Release Agreement (“Agreement”) is made as of April 14, 2006 by and between Stephen Brown (“Brown”) an individual, and Milagro Entertainment, Inc., a Hawaiian corporation (“Milagro”), on the one hand, and Public Media Works, Inc., a Delaware corporation (the “Company”), on the other hand, with reference to the following facts:

A. Brown and the Company entered into an Employment Agreement, Stock Option Agreement, Restricted Stock Agreement dated December 21, 2005 (collectively, the “Employment Documents”), and Brown, Milagro and the Company entered into an Asset Purchase Agreement dated December 21, 2005 (the “Asset Purchase Agreement”).

B. The parties have terminated the Employment Documents, Brown has resigned as a director and as Chairman of the Board of Directors, and Brown has assigned back to the Company the 4,000,000 shares of Company Common Stock issued under the Employment Documents.

C. The Company has agreed to issue Brown 166,666 shares of Company Common Stock and has executed a non-assignable Promissory Note in favor of Brown dated April 6, 2006 in the amount of $44,155 (the “Promissory Note”) for repayment of Brown’s loan of money to the Company.

D. Brown, Milagro and the Company have agreed to rescind the Asset Purchase Agreement and Brown has assigned to the Company the 6,000,000 shares of Company Common Stock issued under the Asset Purchase Agreement in exchange for the Company’s assignment of the assets back to Brown.

E. The parties desire to enter into this Agreement to finally and universally resolve any and all matters relating to all transactions between them.

In consideration of the covenants undertaken and the releases contained in this Agreement, Brown Milagro and the Company agree as follows:

1. GENERAL TERMS

1.1 Employment Documents. Brown and the Company have agreed to terminate the Employment Documents, and neither party has any further obligations to the other party under the Employment Documents; provided, however, Brown’s obligations under the Non-Disclosure Agreement signed in favor of the Company shall remain in effect. The Company and Brown acknowledge assignment back to the Company of the 4,000,000 shares of Company Common Stock issued under the Employment Documents and Brown forever disclaims any interest in such shares.

1.2 Assignment of Promissory Note. Company hereby consents to Brown’s assignment of the Promissory Note to Robert Ross.

1.3 Company Shares. Brown disclaims any interest he has in the 166,666 shares of Common Stock to be issued to him, and acknowledges such shares may be issued by the Company to Robert Ross.

1.4 Asset Purchase Agreement. Brown, Milagro and the Company agree to rescind the Asset Purchase Agreement; the Company and Brown acknowledge assignment back to the Company of the 6,000,000 shares of Company Common Stock issued under the Asset Purchase Agreement; Brown and Milagro forever disclaim any interest in such shares; and the Company, Brown and Milagro acknowledge assignment of the assets back to Brown.

1.5 Payment in Full. Brown acknowledges and agrees the payment obligations of the Company under the Promissory Note constitute the sole obligations of the Company to Brown.

2. RELEASE

In exchange for the material consideration provided by the Company, the amount and sufficiency of which is hereby acknowledged by Brown, effective as of the date of this Agreement, Brown and Milagro (collectively, the “Brown Parties”) waive any and all claims he or it has, or may have, against the Company, and each of its owners, directors, officers, shareholders, managers, supervisors, agents, insurance carriers, parents, subsidiaries, and/or sister corporations, attorneys, insurers, successors, and/or assigns, including, without limitation, those claims which may arise out of the Employment Documents, Brown’s employment by the Company, and the discontinuation thereof, all loans and advances made to the Company, the Asset Purchase Agreement, and all public filings relating thereto. Brown therefore specifically waives any and all claims or actions he may have for wrongful termination, breach of any implied, written or oral contract, constructive discharge, breach of any implied covenant of good faith and fair dealing, breach of any oral or written promise, defamation, intentional or negligent infliction of emotional distress, and for any claim, right, or action arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, the Americans With Disabilities Act, any claim or right arising from any other federal, state or municipal statute, or any claim for any other monetary compensation or other benefits. Brown does not, however, waive any claims Brown has or may have for unemployment, social security or workers’ compensation benefits.

In exchange for the material consideration provided by Brown, the amount and sufficiency of which is hereby acknowledged by Company, effective as of the date of this Agreement, Company waives any and all claims it has, or may have, against the Brown Parties, and each of its owners, directors, officers, shareholders, managers, agents, insurance carriers, parents, subsidiaries, and/or sister corporations, attorneys, insurers, successors, and/or assigns, including, without limitation, those claims which may arise out of the Employment Documents, Brown’s employment by the Company, and the discontinuation thereof, the Asset Purchase Agreement, and all public disclosures relating thereto. Company therefore specifically waives any and all claims or actions it may have for breach of any implied, written or oral contract, breach of any implied covenant of good faith and fair dealing, breach of any oral or written promise, defamation, intentional or negligent infliction of emotional distress, any claim or right arising from any other federal, state or municipal statute, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other monetary compensation or other benefits.

3. AGREEMENT NOT AN ADMISSION OF FAULT

In entering this Agreement, the each party expressly denies any violation of any of its policies, procedures, state or federal laws or regulations. Accordingly, this Agreement shall not be construed as an admission by either party of any violation of its policies, procedures, state or federal laws or regulations. Neither this Agreement nor anything in this Agreement shall be construed to be admissible in any proceeding as evidence of or an admission by the Company any violation of its policies, procedures, state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality.

4. WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542

It is the intention of both parties that this Agreement shall be effective as a bar to each and every claim, demand and cause of action specified herein. In furtherance of this intention, each party hereby expressly waives any and all rights and benefits conferred upon such party by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE, and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action specified herein. Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each party acknowledges that it may hereafter discover claims or facts in addition to, or different from, those which such party now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, each party hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Each party acknowledges that he understands the significance and consequence of such release and such specific waiver of Section 1542.

5. NO DISPARAGEMENT; NO FURTHER ACTIONS.

Each party to this Agreement agrees that it will not make any unflattering, negative, or otherwise disparaging remarks or comments regarding the other party to any person or entity for any reason. The parties agree that they will not author, disseminate, publish or covey any unflattering, negative, or otherwise disparaging remarks, comments, or writings regarding the other party. Each party to this Agreement agrees this Agreement shall finally and universally resolve all matters between them and the parties do not intend to contact one another regarding any further matters.

6. CONFIDENTIALITY

Each party agrees that the terms and conditions of this Agreement shall remain confidential as between the parties and shall not disclose them to any other person or entity. Without limiting the generality of the foregoing, neither party shall respond to, or in any way participate in or contribute to, any public discussion, notice or other publicity concerning, or in any way relating to, the execution of this Agreement or the events (including any negotiations) which led to its execution; provided, however, Brown acknowledges and agrees that Company may disclose such terms of this Agreement as required in its SEC public filings. Each party hereby agrees that disclosure by of any of the terms and conditions of the Agreement in violation of the foregoing shall constitute and be treated as a material breach of this Agreement. Brown acknowledges his obligations under the confidentiality agreement previously signed with the Company that shall remain in full force and effect.

7. INTEGRATION

This Agreement, and the conveyance documents with respect to the Company shares and the assets, constitute and contain the entire agreement and understanding concerning Brown’s employment, discontinuation of same, and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, between the parties; provided, however, the confidentiality agreement between Brown and the Company shall remain in full force and effect. This is an integrated document. This Agreement may only be modified or amended by a mutually executed written agreement between Brown and the Company.

8. DISPUTES

In the event that any disputes (including but not limited to any threatened or actual claim, complaint, or litigation) arise out of the interpretation or enforcement of this Agreement, the parties hereto agree to all submit any such disputes to binding arbitration before the American Arbitration Association in Van Nuys, California. Such arbitration shall be binding upon the parties and will be administered by the American Arbitration Association according to its rules and procedures. In the event of arbitration or litigation in connection with or concerning the subject matter of this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred by such party in connection therewith, including reasonable attorneys’ fees.

9. MISCELLANEOUS

9.1 If any provision of this Agreement or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement that can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

9.2 This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

9.3 The language of all parts of this Agreement shall be construed as a whole accordingly to its fair meaning, and not strictly for or against any of the parties.

9.4 No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach. Brown hereby acknowledges that he has been advised to consult with any attorney prior to signing this Agreement which contains a general release.

9.5 Brown represents that he has had an opportunity to thoroughly discuss all aspects of this Agreement with the legal counsel of his choice and further represents that he fully understands all of its provisions and that he is voluntarily entering into this agreement with the full knowledge of its legal significance and with the intent to be legally bound by its terms.

9.6 Each party to this Agreement has cooperated in the drafting and preparation of this Agreement. Therefore, no construction of any term or provision of this Agreement shall be construed against any party.

9.7 This Agreement may be executed in counterparts and delivered by facsimile transmission, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Agreement, which shall be binding upon and effective as to all parties.

I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences. I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct and that I have the authority to enter into this Agreement.

BROWN:

/s/ Stephen Brown
Stephen Brown

MILAGRO ENTERTAINMENT, INC.

/s/ Stephen Brown
Stephen Brown, President

PUBLIC MEDIA WORKS, INC.

By:	/s/ Corbin Bernsen
Corbin Bernsen, CEO